Exhibit 99.1

Filed by Eclipse Resources Corporation

Form S-4 File No. 333-227815

Pursuant to Rule 425 under the Securities Act of 1933, as amended

Subject Company: Blue Ridge Mountain Resources, Inc.

Eclipse Resources Corporation Announces Third Quarter 2018 Operational and Financial Results

STATE COLLEGE, PA- October 31, 2018- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) today announced its third quarter 2018 financial and operational results. Additionally, the Company has updated guidance for the full year 2018.

Third Quarter 2018 Highlights:

•	Average net daily production was 346.4 MMcfe per day, consisting of 72% natural gas and 28% liquids.
•

Realized an average natural gas price, before the impact of cash settled derivatives and firm transportation expenses, of $2.86 per Mcf, a $0.04 per Mcf discount to the average monthly NYMEX settled natural gas price during the quarter.

•	Realized an average oil price, before the impact of cash settled derivatives, of $63.24 per barrel, a $6.45 per barrel discount to the average daily NYMEX WTI oil price during the quarter.
•

Realized an average natural gas liquids (“NGL”) price, before the impact of cash settled derivatives, of $27.66 per barrel, or approximately 40% of the average daily NYMEX WTI oil price during the quarter.

•

Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.46 per Mcfe, including $0.48 per Mcfe in firm transportation expenses.

•	Net income for the third quarter of 2018 was $4.0 million and Adjusted EBITDAX[1] for the third quarter of 2018 was $66.8 million.
•	The Company commenced drilling 5 gross (2.2 net) operated wells, commenced completions of 8 gross (3.5 net) operated wells and turned to sales 13 gross (6.8 net) operated Utica Shale wells
•

The Company turned to sales its first Utica Shale well in its “Flat Castle” project area in northern Pennsylvania, with a completed lateral length of approximately 13,800 feet.  After cleaning up the well has consistently produced at the Company’s target rate of approximately 32 MMcf per day and appears to be performing ahead of the Company’s expectations over the first 35 days of production.

Blue Ridge Mountain Resources Transaction Update:

•	Progress on the merger closing is continuing as planned and the Company expects to close the transaction during the fourth quarter of this year.
•

Pending completion of the merger, the Company has received nonbinding commitments supporting an increase in the Company’s revolving credit facility borrowing base of $150 million to $375 million, while extending the maturity of the credit facility to five years from the close.

[1]	Non-GAAP measure. See reconciliation for details

Benjamin W. Hulburt, Chairman, President and CEO, commented on the Company’s third quarter 2018 results, “This quarter’s results represent yet another solid performance by our team with our continued focus on execution, innovation and efficiency, which resulted in the Company delivering what we believe to be another tremendous quarter with cash flows above expectations, continued improvement in production and operating expenses and strong well performance in all our project areas.

We are very excited about the strong initial production results achieved in our first Utica Shale well in our “Flat Castle” project area in northern Pennsylvania. After initial cleanup the well’s production quickly achieved our target rate of approximately 32 MMcf per day which was expected to continue for an initial flat period of 30 days.  The well’s production continued at this level after reaching the 30 day period which is encouraging to us and we will be continuing to monitor this well’s performance closely.  In our southeast Ohio Utica Shale dry gas project area, our four well “Yellow Rose” pad began flowing to sales during third quarter and reached a combined target production rate of approximately 170 MMcf per day, with two of these wells producing approximately 50 MMcf per day each.

We continue to remain pleased with the performance of the Marcellus wells in our stacked pay area in eastern Monroe County, Ohio. Since coming on line in January of this year, the two Marcellus wells drilled on the David Stalder pad have continued to significantly outperform expectations and are on track to exceed our previously issued type curve EUR for this area, further de-risking the acreage. In addition, our recent round of Guernsey County condensate wells have turned to sales at or above expectations from initial gas rates and condensate yields, allowing Eclipse to remain one of the highest liquid concentrated producers in the basin with approximately 48% of our revenue derived from liquids production.

For the third quarter of 2018, the Company was able to achieve record revenue of $130.1 million, a 42% increase over the third quarter of 2017, while also posting a 46% increase in adjusted EBITDAX1 over the third quarter of 2017, which came in at a new Company record of $66.8 million. We continued to capitalize on our industry leading well costs and operational capabilities, while our cash production costs of $1.46 per Mcfe showed quarter over quarter improvement, which now include utilizing our recently added Rover firm transportation capacity.  From a capital spending perspective, the Company is continuing to manage its capital expenditure plan consistent with the revised approximately $250 million guidance that was previously provided, and based our year to date performance and our expected performance in the fourth quarter, we have increased our production guidance for the year from approximately 330 MMcfe per day to approximately 340 MMcfe per day at the midpoint.”

[1]	Non-GAAP measure. See reconciliation for details

Merger Update

As an update regarding the previously announced merger agreement between Eclipse Resources and Blue Ridge Mountain Resources, both companies are continuing to make significant progress on a number of items related to the transaction.  The Company is pleased to announce that the proposed increase in the revolving credit facility to $375 million from $225 million has received nonbinding commitments supporting the increase and an extending the maturity to five years from the close, subject to documentation and merger closing. Eclipse Resources has filed its Form S-4 registration statement to register the offer and sale of Company common stock as consideration in the transaction with the Securities and Exchange Commission and continues to anticipate the closing of the transaction during the fourth quarter of 2018.

Earlier this week Blue Ridge Mountain Resources provided updated guidance for the full year of 2018. For the fourth quarter of 2018 the guidance implies they are expecting to produce approximately 187-212 MMcfe per day and achieve an EBITDAX of approximately $30-$40 million. Assuming they are able to achieve these forecasts, and utilizing our implied fourth quarter guidance, the pro forma merged company would be expected to have combined production of approximately 560-600 MMcfe per day and EBITDAX of $100-$115 million in the fourth quarter of this year excluding any cost saving synergies that will result from the merger.

Operational Discussion

The Company’s production for the three and nine months ended September 30, 2018 and 2017 is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Production:
Natural gas (MMcf)	22,979.7	26,716.4	63,308.4	66,225.8
NGLs (Mbbls)	906.4	675.6	2,492.6	2,002.7
Oil (Mbbls)	574.8	281.3	1,629.4	1,083.2
Total (MMcfe)	31,866.9	32,457.8	88,040.4	84,741.2

Average daily production volume:
Natural gas (Mcf/d)	249,779	290,396	231,899	242,585
NGLs (Bbls/d)	9,852	7,343	9,130	7,336
Oil (Bbls/d)	6,248	3,058	5,968	3,968
Total (MMcfe/d)	346.4	352.8	322.5	310.4

Market Conditions

Prices for various quantities of natural gas, NGLs and oil that we produce significantly impact our revenues and cash flows. Prices for commodities, such as hydrocarbons, are inherently volatile. The following table lists average daily, high, low and average monthly settled NYMEX Henry Hub prices for natural gas and average daily, high and low NYMEX WTI prices for oil for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
NYMEX Henry Hub High ($/MMBtu)	$3.12	$3.18	$6.24	$3.71
NYMEX Henry Hub Low ($/MMBtu)	2.73	2.76	2.49	2.44
Average Daily NYMEX Henry Hub ($/MMBtu)	2.93	2.95	2.95	3.01
Average Monthly Settled NYMEX Henry Hub ($/MMBtu)	2.90	3.00	2.90	3.17

NYMEX WTI High ($/Bbl)	$74.19	$52.14	$77.41	$54.48
NYMEX WTI Low ($/Bbl)	65.07	44.25	59.20	42.48
Average Daily NYMEX WTI ($/Bbl)	69.69	48.18	66.93	49.30

Financial Discussion

Revenue for the three months ended September 30, 2018 totaled $130.1 million, compared to $91.5 million for the three months ended September 30, 2017.  Adjusted Revenue2, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue, totaled $121.8 million for the three months ended September 30, 2018 compared to $93.1 million for the three months ended September 30, 2017.  Net Income for the three months ended September 30, 2018 was $4.0 million, or $0.01 per share, compared to Net Loss of ($16.7) million, or $(0.06) per share, for the three months ended September 30, 2017. Adjusted Net Income2 (Loss) for the three months ended September 30, 2018 was $11.1 million, or $0.04 per share, compared to $(5.8) million, or $(0.02) per share, for the three months ended September 30, 2017. Adjusted EBITDAX2 was $66.8 million for the three months ended September 30, 2018 compared to $45.9 million for the three months ended September 30, 2017.

[2]

Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

Average realized price calculations for the three and nine months ended September 30, 2018 and 2017 are set forth in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.86	$2.47	$2.82	$2.83
NGLs ($/Bbl)	27.66	20.34	25.48	20.95
Oil ($/Bbl)	63.24	42.08	60.42	44.26
Total average prices ($/Mcfe)	3.99	2.82	3.87	3.27

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$2.89	$2.55	$2.92	$2.78
NGLs ($/Bbl)	27.66	19.52	25.11	19.99
Oil ($/Bbl)	52.67	42.42	52.32	44.41
Total average prices ($/Mcfe)	3.82	2.87	3.78	3.21

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$2.19	$2.13	$2.28	$2.39
NGLs ($/Bbl)	27.66	20.34	25.48	20.95
Oil ($/Bbl)	63.24	42.08	60.42	44.26
Total average prices ($/Mcfe)	3.51	2.54	3.48	2.93

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.22	$2.20	$2.38	$2.34
NGLs ($/Bbl)	27.66	19.52	25.11	19.99
Oil ($/Bbl)	52.67	42.42	52.32	44.41
Total average prices ($/Mcfe)	3.34	2.59	3.39	2.87

Per unit cash production costs, which include $0.48 per Mcfe of firm transportation expense, were $1.46 per Mcfe for the third quarter of 2018 and increased by 24% compared to the third quarter of 2017.  The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below.

General and administrative expense was $12.9 million and $11.3 million for the three months ended September 30, 2018 and 2017, respectively and is shown in the table below. Cash general and administrative expense3, which exclude stock-based compensation expense, were $7.8 million (which includes $3.0 million of transaction related costs) and $8.9 million for the three months ended September 30, 2018 and 2017 respectively. General and administrative expense per Mcfe was $0.41 in the three months ended September 30, 2018 compared to $0.35 in the three months ended September 30, 2017. Cash general and administrative expense3 per Mcfe was $0.24 in the three months ended September 30, 2018 compared to $0.27 in the three months ended September 30, 2017.

3Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found at the end of the financial statements included in this press release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating expenses (in thousands):
Lease operating	$5,312	$5,032	$22,026	$11,943
Transportation, gathering and compression	39,066	30,869	98,126	92,715
Production and ad valorem taxes	2,604	2,427	7,226	6,391
Depreciation, depletion and amortization	34,270	35,588	98,186	86,929
General and administrative	12,937	11,347	33,391	32,209
Operating expenses per Mcfe:
Lease operating	$0.17	$0.16	$0.25	$0.14
Transportation, gathering and compression	1.21	0.95	1.11	1.10
Production and ad valorem taxes	0.08	0.07	0.08	0.08
Depreciation, depletion and amortization	1.08	1.10	1.12	1.03
General and administrative	0.41	0.35	0.38	0.38

Capital Expenditures

Third quarter 2018 capital expenditures were $63.2 million, including $56.9 million for drilling and completions, $2.6 million for midstream expenditures, $3.8 million for land-related expenditures, and $(0.1) million for corporate-related expenditures.

During the third quarter of 2018, the Company commenced drilling 5 gross (2.2 net) operated wells, commenced completions of 8 gross (3.5 net) operated wells and turned to sales 13 gross (6.8 net) operated Utica Shale wells.

Financial Position and Liquidity

As of September 30, 2018, the Company’s liquidity was $98.8 million, consisting of $6.4 million in cash and cash equivalents and $92.4 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $33.6 million and $99 million in outstanding borrowings).

Subsequent to September 31, 2018, the Company borrowed $10 million under its revolving credit facility, which reduced the available borrowing capacity to $82.4 million.

Matthew R. DeNezza, Executive Vice President and Chief Financial Officer, commented, “We are again pleased with the level of adjusted EBITDAX generated in the third quarter and continue to anticipate strong cash flow growth in the full year 2018. From a pricing perspective, the gas marketing team was able to continue to capture a strong differential through the optimization of our natural gas through the utilization of other operator’s unutilized firm transportation capacity and the continued use of our TCO and Rover pipeline capacity.”

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of September 30, 2018:

Natural Gas Derivatives

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	30,000	October 2018 – March 2019	$2.90
	20,000	October 2018 – December 2018	$2.80
	40,000	October 2018 – December 2019	$2.80
	50,000	January 2019 – December 2019	$2.87
Natural Gas Three-way Collars:
Floor purchase price (put)	30,000	October 2018 – March 2019	$3.00
Ceiling sold price (call)	30,000	October 2018 – March 2019	$3.40
Floor sold price (put)	30,000	October 2018 – March 2019	$2.50
Floor purchase price (put)	40,000	October 2018 – December 2018	$3.11
Floor purchase price (put)	60,000	October 2018 – December 2018	$2.80
Ceiling sold price (call)	100,000	October 2018 – December 2018	$3.36
Floor sold price (put)	100,000	October 2018 – December 2018	$2.50
Floor purchase price (put)	20,000	October 2018 – December 2019	$2.75
Ceiling sold price (call)	20,000	October 2018 – December 2019	$3.10
Floor sold price (put)	20,000	October 2018 – December 2019	$2.30
Floor purchase price (put)	57,500	January 2019 – December 2019	$2.72
Ceiling sold price (call)	57,500	January 2019 – December 2019	$3.02
Floor sold price (put)	57,500	January 2019 – December 2019	$2.30
Natural Gas Call/Put Options:
Call sold	40,000	October 2018 – December 2018	$3.75
Call sold	30,000	January 2019 – March 2019	$3.50
Call sold	30,000	April 2019 – December 2019	$3.00
Call sold	10,000	January 2019 – December 2019	$4.75
Basis Swaps:
Appalachia - Dominion	12,500	April 2019 – October 2019	$(0.52)
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	January 2020 – December 2020	$(0.59)

Oil Derivatives

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,000	October 2018 – March 2019	$61.00
Oil Three-way Collars:
Floor purchase price (put)	4,000	October 2018 – December 2018	$45.00
Ceiling sold price (call)	4,000	October 2018 – December 2018	$53.47
Floor sold price (put)	4,000	October 2018 – December 2018	$35.00
Floor purchase price (put)	2,000	January 2019 – December 2019	$50.00
Ceiling sold price (call)	2,000	January 2019 – December 2019	$60.56
Floor sold price (put)	2,000	January 2019 – December 2019	$40.00

Guidance

The Company has also updated full year 2018 guidance as set forth in the table below:

FY 2018
Production MMcfe/d	337 - 342
% Gas	71% - 75%
% NGL	13% - 17%
% Oil	10% - 13%
Gas Price Differential ($/Mcf)[1,2]	$(0.10) - $(0.15)
Oil Differential ($/Bbl)[1]	$(6.25) - $(6.75)
NGL Prices (% of WTI)[1]	35% - 40%
Cash Production Costs ($/Mcfe)[3]	$1.45 - $1.50
Cash G&A ($mm)[4]	$34 - $35
CAPEX ($mm)	~$250

1	Excludes impact of hedges
2	Excludes the cost of firm transportation
3	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
4

Non-GAAP financial measure which excludes non-cash compensation and merger related expenses, see reconciliation to the most comparable GAAP measure at the end of the financial statements included in this press release

Conference Call

A conference call to review the Company’s third quarter financial and operational results is scheduled for Thursday, November 1, 2018 at 10:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Eclipse Resources Third Quarter 2018 Earnings Call.  A replay of the call will be available through January 2, 2019.  To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13683907.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.eclipseresources.com.  The webcast will be archived for replay on the Company’s website for six months.

ECLIPSE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,412	$17,224
Accounts receivable	125,285	77,609
Assets held for sale	—	206
Other current assets	7,266	12,023
Total current assets	138,963	107,062

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method:
Unproved properties	485,123	459,549
Proved oil and gas properties, net	802,026	647,881
Other property and equipment, net	6,618	6,942
Total property and equipment, net	1,293,767	1,114,372

OTHER NONCURRENT ASSETS
Other assets	1,499	2,093
TOTAL ASSETS	$1,434,229	$1,223,527

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$94,586	$76,174
Accrued capital expenditures	11,619	10,658
Accrued liabilities	62,077	41,662
Accrued interest payable	10,866	21,100
Total current liabilities	179,148	149,594

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	497,087	495,021
Credit facility	99,000	—
Asset retirement obligations	6,903	6,029
Other liabilities	2,816	529
Total liabilities	784,954	651,173
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 302,535,938 and 262,740,355 shares issued and outstanding, respectively	3,043	2,637
Additional paid in capital	2,063,396	1,967,958
Treasury stock, shares at cost; 1,747,624 and 992,315 shares, respectively	(3,357)	(2,096)
Accumulated deficit	(1,413,807)	(1,396,145)
Total stockholders' equity	649,275	572,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,434,229	$1,223,527

ECLIPSE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES
Natural gas, oil and natural gas liquids sales	$127,179	$91,549	$340,620	$277,174
Brokered natural gas and marketing revenue	2,944	—	3,318	2,428
Total revenues	130,123	91,549	343,938	279,602

OPERATING EXPENSES
Lease operating	5,312	5,032	22,026	11,943
Transportation, gathering and compression	39,066	30,869	98,126	92,715
Production and ad valorem taxes	2,604	2,427	7,226	6,391
Brokered natural gas and marketing expense	3,237	8	3,715	2,474
Depreciation, depletion and amortization	34,270	35,588	98,186	86,929
Exploration	11,328	8,937	36,227	29,514
General and administrative	12,937	11,347	33,391	32,209
Accretion of asset retirement obligations	169	143	486	395
(Gain) loss on sale of assets	6	(13)	(1,814)	(12)
Total operating expenses	108,929	94,338	297,569	262,558
OPERATING INCOME (LOSS)	21,194	(2,789)	46,369	17,044
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	(3,263)	(1,889)	(24,055)	41,385
Interest expense, net	(13,932)	(12,016)	(39,975)	(36,763)
Other income (expense)	(1)	—	(1)	(19)
Total other income (expense), net	(17,196)	(13,905)	(64,031)	4,603
INCOME (LOSS) BEFORE INCOME TAXES	3,998	(16,694)	(17,662)	21,647
INCOME TAX BENEFIT (EXPENSE)	—	—	—	—
NET INCOME (LOSS)	$3,998	$(16,694)	$(17,662)	$21,647

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.01	$(0.06)	$(0.06)	$0.08
Diluted	$0.01	$(0.06)	$(0.06)	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	302,154	262,586	299,212	262,044
Diluted	302,548	262,586	299,212	264,717

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
$ thousands	2018	2017	2018	2017
Total revenues	$130,123	$91,549	$343,938	$279,602
Net cash receipts (payments) on derivative instruments	(5,377)	1,585	(7,724)	(5,048)
Brokered natural gas and marketing revenue	(2,944)	—	(3,318)	(2,428)
Adjusted revenue	$121,802	$93,134	$332,896	$272,126

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss).

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2018	2017	2018	2017
Income (loss) before income taxes, as reported	$3,998	$(16,694)	$(17,662)	$21,647
(Gain) loss on derivative instruments	3,263	1,889	24,055	(41,385)
Net cash receipts (payments) on derivative instruments	(5,377)	1,585	(7,724)	(5,048)
Dry hole and other	93	889	189	1,831
Stock-based compensation	2,171	2,428	6,131	6,857
Impairment of unproved properties	6,971	4,125	20,638	12,375
Other (income) expense	1	—	1	19
(Gain) loss on sale of assets	6	(13)	(1,814)	(12)
Loss before income taxes, as adjusted	11,126	(5,791)	23,814	(3,716)
Adjusted net income (loss)	$11,126	$(5,791)	$23,814	$(3,716)

Net income (loss) per Common Share
Basic	$0.01	$(0.06)	$(0.06)	$0.08
Diluted	$0.01	$(0.06)	$(0.06)	$0.08

Adjusted net income (loss) per Common Share
Basic	$0.04	$(0.02)	$0.08	$(0.01)
Diluted	$0.04	$(0.02)	$0.08	$(0.01)

Weighted Average Common Shares Outstanding
Basic	302,154	262,586	299,212	262,044
Diluted	302,548	262,586	299,212	264,717

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense; income taxes; impairments; depreciation, depletion and amortization (“DD&A”); gain (loss) on derivative instruments, net cash receipts (payments on settled derivative instruments, and premiums (paid) received on options that settled during the period); non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2018	2017	2018	2017
Net income (loss)	$3,998	$(16,694)	$(17,662)	$21,647
Depreciation, depletion and amortization	34,270	35,588	98,186	86,929
Exploration expense	11,328	8,937	36,227	29,514
Stock-based compensation	2,171	2,428	6,131	6,857
Accretion of asset retirement obligations	169	143	486	395
(Gain) loss on sale of assets	6	(13)	(1,814)	(12)
(Gain) loss on derivative instruments	3,263	1,889	24,055	(41,385)
Net cash receipts (payments) on settled derivatives	(5,377)	1,585	(7,724)	(5,048)
Interest expense, net	13,932	12,016	39,975	36,763
Merger related expenses	2,993	—	2,993	—
Other (income) expense	1	—	1	19
Adjusted EBITDAX	$66,754	$45,879	$180,854	$135,679

Cash General and Administrative Expenses

Cash General and Administrative Expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

			Guidance
$ thousands	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	For the Year Ending December 31, 2018
General and administrative expenses, estimated to be reported	$12,937	$11,347	$45,500 - $50,000
Stock-based compensation expense	(2,171)	(2,428)	(8,500 - 10,500)
Cash general and administrative expenses	$10,766	$8,919	$37,000 - $39,500
Merger related expenses	(2,993)	—	(3,000 - 4,500)
Cash general and administrative expenses, excluding merger related expenses	$7,773	$8,919	$34,000 - $35,000

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Eclipse Resources Corporation (“Eclipse Resources”) and Blue Ridge Mountain Resources, Inc. (“Blue Ridge”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the Transaction, Eclipse Resources filed with the SEC a registration statement on Form S-4 on October 12, 2018 that includes a preliminary consent solicitation statement of Blue Ridge and a preliminary information statement of Eclipse Resources and that also constitutes a preliminary prospectus of Eclipse Resources. Eclipse Resources will also file other documents with the SEC regarding the Transaction, including the definitive consent solicitation statement/information statement/prospectus. The information in the preliminary consent solicitation statement/information statement/prospectus is not complete and may be changed. The definitive consent solicitation statement/information statement/prospectus will be sent to the stockholders of Eclipse Resources and Blue Ridge. This document is not a substitute for the registration statement and preliminary consent solicitation statement/information statement/prospectus filed with the SEC, including any amendments or supplements thereto, or any other documents that Eclipse Resources may file with the SEC or that Eclipse Resources or Blue Ridge may send to stockholders of Eclipse Resources or Blue Ridge in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF ECLIPSE RESOURCES AND BLUE RIDGE ARE URGED TO READ THE REGISTRATION STATEMENT, THE PRELIMINARY CONSENT SOLICITATION STATEMENT/INFORMATION STATEMENT/PROSPECTUS, THE DEFINITIVE CONSENT SOLICITATION STATEMENT/INFORMATION STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders are able to obtain free copies of the registration statement and the preliminary consent solicitation statement/information statement/prospectus and all other documents filed or that will be filed with the SEC by Eclipse Resources through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Eclipse Resources will be made available free of charge on Eclipse Resources’ website at www.eclipseresources.com or by contacting Eclipse Resources’ Investor Relations Department by phone at 814-325-2059.

Participants in Solicitation

Eclipse Resources, Blue Ridge and certain of their respective directors, executive officers and members of management and employees may be deemed to be participants in the solicitation of consents from the holders of Blue Ridge’s common stock in respect to the Transaction.

Information regarding Eclipse Resources’ directors and executive officers is contained in Eclipse Resources’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Information regarding Blue Ridge’s directors and executive officers is contained in the preliminary consent solicitation statement/information statement/prospectus and other relevant materials filed with the SEC. You can obtain a free copy of these documents at the SEC’s website at www.sec.gov or by accessing Eclipse Resources’ website at www.eclipseresources.com.

Investors may obtain additional information regarding the interests of those persons who may be deemed participants in the Transaction by reading the preliminary consent solicitation statement/information statement/prospectus, the definitive consent solicitation statement/information statement/prospectus when it becomes available, and other relevant documents filed with the SEC regarding the Transaction when they become available. You may obtain free copies of these documents as described above.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical fact included in this press release, regarding, among other things, strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements.  When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  These forward-looking statements are based on Eclipse Resources’ and Blue Ridge’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in the consent solicitation statement/information statement/prospectus and under Item 1A. Risk Factors in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 2, 2018 (the “2017 Annual Report”) and in Eclipse Resources’ Quarterly Reports on Form 10-Q.

With respect to the proposed Transaction described herein, forward-looking statements may include, but are not limited to, statements regarding the expected timing and likelihood of the completion of the Transaction; the timing, receipt and anticipated terms and conditions of any required governmental and regulatory approvals for the Transaction; the ability to complete the Transaction considering the various closing conditions, including approval by Blue Ridge’s stockholders; pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, cost savings, opportunities and anticipated future performance; the benefits of the Transaction and its impact on the combined company’s business, operations, assets, results of operations, liquidity and financial position; and any statements of assumptions underlying any of the foregoing. In addition, forward-

looking statements may include statements about business strategy; reserves and potential resources; general economic conditions; financial strategy, liquidity and capital required for developing properties and timing related thereto; realized natural gas, natural gas liquids and oil prices; timing and amount of future production of natural gas, natural gas liquids and oil; hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, natural gas liquids and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; general economic conditions; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.

Eclipse Resources and Blue Ridge caution you that the forward-looking statements pertaining to the proposed Transaction described herein are subject to risks and uncertainties related to the benefits from, or completion of, the proposed Transaction, including, without limitation, failure to satisfy any of the conditions precedent to the proposed Transaction (including the possibility that stockholders of Blue Ridge may not approve the Transaction), disruption of management time from ongoing business operations due to the Transaction, adverse effects on the market price of the common stock of Eclipse Resources or Blue Ridge and on either company’s operating results because of a failure to complete the proposed Transaction or because of any announcements related to the Transaction, adverse effects on the ability of Eclipse Resources and Blue Ridge to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, failure to realize the expected benefits of the proposed Transaction, negative effects of announcement or consummation of the proposed Transaction on the market price of the common stock of Eclipse Resources or Blue Ridge, and significant transaction costs, unknown liabilities and/or unanticipated expenses such as litigation expenses. In addition, if and when the proposed Transaction is consummated, there will be risks and uncertainties related to the combined company’s ability to successfully integrate the operations of Eclipse Resources and Blue Ridge, including the risk that the combined company may not operate as effectively and efficiently as expected, may be unable to achieve synergies or may take longer than expected to achieve synergies. In addition, all forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Eclipse Resources and Blue Ridge, incident to the exploration for and development, production, gathering and sale of natural gas, natural gas liquids and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and  declines in the price of natural gas, natural gas liquids and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, natural gas liquids and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described in the consent solicitation statement/information statement/prospectus and under Item 1A. Risk Factors in the 2017 Annual Report and in Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Eclipse Resources or Blue Ridge believes to be reasonable but that may not prove to be accurate.  This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources, Blue Ridge or persons acting on their behalf may issue. Except as otherwise required by applicable law, Eclipse Resources and Blue Ridge disclaim any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this joint press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Eclipse Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@eclipseresources.com